Exhibit 10.2

Amendment No. 1

to

Functional General Contractor (GC)
Performance description
For Turn-Key Construction

New Building
with
Production- and Assembly hall, manufacturing lines’ equipment and offices building

Mühlenstraße 2
Flst. Nr. 2288/1, 2288/2
78073 Bad Dürrheim – Biesingen

Owner of Building:	InterCard GmbH System electronics
Mühlenstraße 2 78073 Bad Dürrheim – Biesingen acting as a representative for its parent corporation, On-Track Innovations Ltd. (“InterCard” and/or the “Client”)

On Track Innovations Ltd.,
of Z.H.R. – Industrial Zone, Rosh-Pina 12000 Israel (“OTI” and/or the “owner”)

Contractor:	Queisser GmbH (the “General Contractor”)
Erligheimer Str.13 74357 Bönnigheim Telefon: 07143 / 961810 Fax: 07143 / 961819

1	AMENDMENT NO. 1 TO AGREEMENT

1.1	On 14 February 2006, InterCard, OTI and the General Contractor entered into an agreement setting forth a Functional General Contractor (GC) Performance Description (the “Agreement”), pursuant to which the Parties agreed that the building project being planned by InterCard, as a representative for its parent corporation, OTI, would be designed and built by the General Contractor.

1.2	The Parties desire to amend the terms of the Agreement as provided in this Amendment No. 1 (this “Amendment”), which is entered into as of the 5th day of July, 2006; provided, that:

1.2.1	If this Amendment shall have a counterpart in the German language, it is hereby clarified that only the English version shall be binding. All definitions terms brought herein in the German language are for convenience only and shall have no binding interpretation force; and

1.2.2	Nothing in this Amendment shall derogate from any of the General Contractor’s undertakings according to the MOU signed by the parties on September 29, 2005.

1.3	Terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed thereto in the Agreement.

1.4	All references to the Agreement herein and in the Agreement shall be deemed to be to the Agreement, as amended by this Amendment.

2	SUBJECT MATTER OF THIS AMENDMENT

2.1.1	Section 2.11.1 of the Agreement shall be deleted and replaced in its entirety with the following:

“2.11.1.1	Subject to the provisions of this Agreement, in consideration for the design and the construction of the building based on this functional GC performance description and all other covenants made under this Agreement, on or prior to July 10, 2006, OTI shall cause its transfer agent to issue to the GC 200,000 (two hundred thousand) ordinary shares, NIS 0.10 nominal value, of OTI (the “OTI Shares” or the “Consideration”).

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2.11.1.2	In case of cost cutting, based on optimization of design and construction, bidding conditions and optimization of investment, the cost cutting will be shared out between Owner and GC in a ratio 40% to the Owner and 60% to GC. Notwithstanding the aforesaid, OTI shall be entitled to decrease the Furniture detailed in the Internal Design description, attached as enclosure 6, with no benefit to GC, provided however that OTI shall not decrease the Furniture by more the 10%.”

2.1.2	Section 2.11.2 of the Agreement shall be deleted in its entirety.

2.1.3	Section 2.11.3.2 of the Agreement shall be deleted and replaced in its entirety with the following:

“2.11.3.2	GC acknowledges and agrees that, until such time as a registration statement with respect to the OTI Shares has been declared effective by the SEC, all certificates representing the OTI Shares shall bear, and shall be subject to, a restrictive legend.”

2.1.4	Section 2.11.3.4 of the Agreement shall be deleted and replaced in its entirety with the following:

“2.11.3.4	OTI hereby undertakes to complete, as promptly as practicable, the necessary actions required to register for resale the OTI Shares with the SEC and make the OTI Shares eligible for trading in the NASDAQ National Market.”

2.1.5	The following shall be added as Section 2.11.3.8 to the Agreement:

“2.11.3.8	GC is an “accredited” investor within the meaning of Rule 501 under the Securities Act and has sufficient knowledge and experience in financial and business matters to make an informed decision about an investment in the OTI Shares pursuant to this Agreement. GC has read and reviewed the documents filed by OTI with the SEC, including, without limitation, the Annual Report on Form 20-F filed by OTI with the SEC on 22 May 2006, and the Current Reports on Form 6-K filed by OTI with the SEC on 30 May 2006 and 6 June, 2006, respectively. GC is acquiring the OTI Shares pursuant to this Agreement for its own account, for investment purposes.”

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3	MISCELLANEOUS PROVISIONS

3.1.1	Except as amended by this Amendment, the Agreement shall remain in full force and effect and shall otherwise be unaffected hereby.

3.1.2	Annulments, changes or additions to this Amendment are required in writing.

3.1.3	Should individual causes of this Amendment become ineffective, the effectiveness of the other specifications remain binding.

3.1.4	The only place of jurisdiction for all disputes, relative to the building contract, will be Frankfurt/ Main Germany. German law shall apply.

InterCard GmbH System electronics /s/ Heinz Kuchenbecker /s/ Shmuel Shamir by: Heinz Kuchenbecker —————————————— Shmuel Shamir title: CEO	On Track Innovations Ltd. /s/ Oded Bashan by: Oded Bashan —————————————— title: CEO	Queisser GmbH /s/ Martin Queisser by: Martin Queisser —————————————— title: CEO

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